                                  EXHIBIT 5.1
                               [N,G&E LETTERHEAD]



                                November 22, 1999


General Growth Properties, Inc.
110 N. Wacker Drive
Chicago, Illinois  60606

     Re:     Registration Statement on Form S-3

Gentlemen:

          We have acted as counsel to General Growth Properties, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 1,000,000 shares of its common stock, par value $.10 per share (the "Shares"), which are proposed to be issued from time to time by the Company pursuant to its Dividend Reinvestment and Stock Purchase Plan (the "Plan") as described in its Registration Statement on Form S-3 (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") on or about November 22, 1999.

          As such counsel, we have examined such documents and certificates of officers of the Company as we deemed relevant and necessary as the basis for the opinion hereafter expressed. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies.

          Based on the foregoing, and subject to the assumptions and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and, when such Shares are issued and delivered by the Company upon receipt of the consideration therefor as provided in the Plan, such Shares will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus comprising a part of the Registration Statement.

          This opinion is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly set forth herein. Without limiting the generality of the foregoing, we express no opinion with respect to any securities laws.

          The opinions set forth in this letter are rendered as of the date hereof and are necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion if any applicable law is changed after the date hereof or if we become aware of any facts or circumstances which now exist or which occur or arise in the future and may change the opinions expressed herein after the date hereof.

          Please be advised that Marshall E. Eisenberg, a partner in our firm, is the Secretary of the Company and certain of its affiliates and that certain partners of our firm and attorneys associated with our firm and members of their respective families and/or trusts for their benefit are stockholders of or other beneficial owners of equity securities of the Company or are trustees (or officers, directors or stockholders of trustees) of the Company or its affiliates.

                                       Very truly yours,

                                       /s/ Neal, Gerber & Eisenberg
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